EXHIBIT (10)(a)
                                                                Execution Copy


                           BONUS TERMINATION AGREEMENT
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THIS IS A BONUS TERMINATION AGREEMENT (the "Agreement"), dated as of May 1, 2001 between West Pharmaceutical Services, Inc., a Pennsylvania corporation, (the "Company") and __________________ ("Executive").

     In October 2000 the Company's Board of Directors authorized a review of strategic alternatives to identify opportunities for enhancing shareholder value. As incentive to successfully implement the strategic review, the Company and Executive entered into a Bonus Agreement dated as of December 21, 2000 (the "Bonus Agreement"), a copy of which is attached hereto. Under the Bonus Agreement, the Executive would receive a cash bonus if a Change in Control (as defined therein) occurs under certain circumstances.

     The strategic review was completed without a Change in Control, and the Company desires to terminate the Bonus Agreement in accordance with its terms. Accordingly, the Company and the Executive, each intending to be legally bound, agree as follows:

1. Termination of Bonus Agreement. Pursuant to Paragraph 2 (b) of the Bonus Agreement, the Company hereby notifies Executive that the Company is no longer considering a transaction or business combination involving the Company that would constitute a Change in Control (as such term is defined in the Bonus Agreement). Accordingly, the Bonus Agreement is terminated effective on and as of the date of this Agreement. 2. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.


2. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                            WEST PHARMACEUTICAL SERVICES, INC.



                                            By:
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